Exhibit 99.1

Kennedy-Wilson Holdings, Inc.
Second Quarter 2014
Earnings Release and Supplemental Financial Information

Premiere Ichibancho Tokyo	The Ritz Carlton, Lake Tahoe Lake Tahoe	State Street Building Dublin

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2014

Common Definitions
"Kennedy Wilson," the "Company," "we," or "us" refer to Kennedy-Wilson Holdings, Inc. and its consolidated subsidiaries. Kennedy Wilson refers to its consolidated investment account and investment account throughout this release. Kennedy Wilson's equity in cash held by consolidated investments, real estate and acquired in-place leases, unconsolidated investments and loans gross of accumulated depreciation and amortization comprises the "consolidated investment account." The "investment account" is the consolidated investment account presented after noncontrolling interests on invested assets gross of accumulated depreciation. "Same property units" refer to properties in which we have an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income and Adjusted Net Income Per Basic Share). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission and is included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Contact:    Christina Cha
Vice President of Corporate Communication
Kennedy Wilson
(310) 887-6294                                9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS SECOND QUARTER 2014 EARNINGS
Company announces record levels of quarterly revenue, Adjusted EBITDA, and net income

BEVERLY HILLS, Calif. (August 6, 2014) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported record results for the second quarter of 2014.
For the three months ended June 30, 2014:

•	Adjusted EBITDA was $122.2 million, up 237% from $36.3 million for the same period in 2013.

•	Adjusted Net Income was $64.2 million or $0.72 per basic share compared to $14.8 million or $0.21 per basic share for the same period in 2013.

•
GAAP net income to common shareholders was $36.3 million or $0.39 per basic and $0.38 per diluted share compared to a loss of $2.5 million or $0.03 per basic and diluted share for the same period in 2013.

For the six months ended June 30, 2014:

•	Adjusted EBITDA was $191.5 million, a 182% increase from $68.0 million for the same period in 2013.

•	Adjusted Net Income was $98.5 million or $1.11 per basic share compared to $26.7 million or $0.40 per basic share for the same period in 2013.

•
GAAP net income to common shareholders was $46.8 million or $0.51 per basic and $0.50 per diluted share compared to a loss of $6.1 million or a $0.09 loss per basic and diluted share for the same period in 2013.

"We had an extremely active first half globally with approximately $2.2 billion in new acquisitions, including substantially investing all of the proceeds from the $1.7 billion IPO of Kennedy Wilson Europe Real Estate Plc," said William McMorrow, chairman and CEO of Kennedy Wilson. "At the same time, we have been able to realize significant gains in our existing portfolio through strategic asset management and selective investment realization."
Financial Highlights

•
During the second quarter, the Company and its equity partners sold a portfolio of commercial properties located primarily in Dublin, Ireland, to Kennedy Wilson Europe Real Estate Plc (LSE:KWE). As a result of the sale, the Company collected fees totaling $26.2 million in addition to a profit of $26.6 million on its 25% interest in the investment. This transaction was approved by the independent shareholders of KWE.

•
During the second quarter, as a result of amending an existing operating agreement with one of our equity partners, the Company gained control of an unconsolidated subsidiary that owns the majority of the Company's investments in Japan. This subsidiary holds approximately 2,400 multi-family units in 50 properties located primarily in Tokyo, Japan and its surrounding areas. The Company has an approximate 41% ownership interest in these investments. As a result of gaining control of this investment, the Company was required to consolidate the assets and liabilities at fair value and recognized an acquisition-related gain of $66.7 million of which $22.9 million was allocated to noncontrolling equity partners.

•	Shareholder equity increased $207.8 million or 27% to $976.1 million at June 30, 2014 from $768.3 million at December 31, 2013.

Investments business
For the three months ended June 30, 2014, the Company's Investments segment reported the following results:

•	Adjusted EBITDA was $97.4 million, a 215% increase from $30.9 million for the same period in 2013.

•	For same property multifamily units, total revenues increased 7%, net operating income increased 10% and occupancy remained at 95% at the property level from the same period in 2013.

•	For same property commercial real estate, total revenues increased 3%, net operating income increased 2% and occupancy remained at 85% at the property level from the same period in 2013.

•	The Company and its equity partners acquired $1.5 billion of real estate related investments. These acquisitions include $1.3 billion of real estate related investments acquired by KWE.

For the six months ended June 30, 2014, the Company's Investments segment reported the following results:

•	Adjusted EBITDA was $165.5 million, a 187% increase from $57.6 million for the same period in 2013.

•	For same property multifamily units, total revenues increased 7%, net operating income increased 10% and occupancy remained at 95% at the property level from the same period in 2013.

•	For same property commercial real estate, total revenues increased 4%, net operating income increased 2% and occupancy increased 2% to 85% at the property level from the same period in 2013.

•
The Company and its equity partners acquired approximately $2.2 billion of real estate related investments, in which the Company invested $364.3 million of equity. These acquisitions include $1.7 billion of real estate related investments acquired by KWE.

•	The Company's investments year-to-date were directed 87% to the United Kingdom and Ireland and 13% to the Western U.S.

Services business
For the three months ended June 30, 2014, the Company's Services segment reported the following results:

•	Fees increased by 100% to $39.0 million from $19.5 million for the same period in 2013.

•
Fees earned from investments that were eliminated in consolidation totaled $6.1 million compared to $0.7 million for the same period in 2013. In accordance with U.S. GAAP, these fees were excluded from total fees of $39.0 million and $19.5 million for 2014 and 2013, respectively.

•	Adjusted EBITDA was $32.7 million, a 217% increase from $10.3 million for the same period in 2013.

For the six months ended June 30, 2014, the Company's Services segment reported the following results:

•	Fees increased by 57% to $52.1 million from $33.1 million for the same period in 2013.

•
Fees earned from investments that were eliminated in consolidation totaled $7.7 million compared to $1.6 million for the same period in 2013. In accordance with U.S. GAAP, these fees were excluded from total fees of $52.1 million and $33.1 million for 2014 and 2013, respectively.

•	Adjusted EBITDA was $38.3 million, a 132% increase from $16.5 million for the same period in 2013.

Kennedy Wilson Europe Real Estate Plc (LSE: KWE)

•
Since its launch in February 2014, KWE has acquired 74 direct real estate assets with approximately 5.9 million square feet and two loan portfolios secured by 25 real estate assets totaling $1.7 billion in purchase price.

•
Kennedy Wilson owns 13.2% of KWE’s total share capital as of June 30, 2014 and one of our wholly-owned subsidiaries serves as KWE's external manager, in which capacity we receive certain management and performance fees.

Subsequent events

•	In July 2014, Kennedy Wilson increased its unsecured corporate line of credit from $140 million to $300 million; the line of credit currently has no outstanding balance.

•
In July 2014, the Company acquired a multifamily portfolio comprised of three properties located across southern submarkets of Seattle, Washington. The portfolio consists of 1,212 units and was purchased for $127 million. Kennedy Wilson invested $45 million of equity in the transaction and assumed $85 million of financing, fixed at 4.25%, from Freddie Mac.

•	In August 2014, the Company converted its note secured by the landmark Shelbourne Hotel located in Dublin, Ireland into a direct 100% ownership interest in the property.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on August 7, 2014.
The direct dial-in number for the conference call is (888) 895-5479 for U.S. callers and (847) 619-6250 for international callers. The confirmation number for the live call is 37774650.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (630) 652-3042 for international callers. The passcode for the replay is 37774650#.
The webcast will be available at: http://edge.media-server.com/m/p/fwonigrx/lan/en. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.

About Kennedy Wilson
Founded in 1977, Kennedy Wilson is a vertically integrated global real estate investment and services company headquartered in Beverly Hills, CA, with 25 offices in the U.S., U.K., Ireland, Spain, Jersey and Japan.  The company, on its own or with partners, invests opportunistically in a variety of real estate related investments, including multi-family, commercial, loan purchases and originations, residential, and hotels.  Kennedy Wilson offers a comprehensive array of real estate services including investment management, property services, auction, conventional sales, brokerage and research. For further information on Kennedy Wilson, please visit www.kennedywilson.com.
Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year end December 31, 2013, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Common Definitions
"Kennedy Wilson," the "Company," "we," or "us" refer to Kennedy-Wilson Holdings, Inc. and its consolidated subsidiaries. Kennedy Wilson refers to its consolidated investment account and investment account throughout this release. Kennedy Wilson's equity in cash held by consolidated investments, real estate and acquired in-place leases, unconsolidated investments and loans gross of accumulated depreciation and amortization comprises the "consolidated investment account." The "investment account" is the consolidated investment account presented after noncontrolling interests on invested assets gross of accumulated depreciation. "Same property units" refer to properties in which we have an ownership interest during the entire span of both periods being compared.
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income and Adjusted Net Income Per Basic Share). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission and is included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report may contain gains or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	June 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$349.5	$170.2
Cash held by consolidated investments	292.8	8.0
Accounts receivable	36.8	16.6
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	3,553.4	688.1
Loans	402.3	56.8
Unconsolidated investments	532.2	786.1
Other assets	187.7	73.0
Total assets	$5,354.7	$1,798.8

Liabilities
Accounts payable, accrued expenses and other liabilities	285.7	129.1
Investment debt	1,528.7	401.8
Senior notes payable	706.0	409.0
Junior subordinated debentures	40.0	40.0
Total liabilities	2,560.4	979.9
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	986.3	801.3
Retained earnings (accumulated deficit)	(11.8)	(42.2)
Accumulated other comprehensive income	1.6	9.2
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	976.1	768.3
Noncontrolling interests	1,818.2	50.6
Total equity	2,794.3	818.9
Total liabilities and equity	$5,354.7	$1,798.8

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue
Investment management, property services and research fees	$39.0	$19.5	$52.1	$33.1
Rental and hotel	42.6	10.3	67.8	8.5
Sale of real estate	6.1	6.1	17.4	16.8
Loans and other	4.3	0.5	6.0	0.9
Total revenue	92.0	36.4	143.3	59.3
Operating expenses
Commission and marketing	0.9	1.3	1.8	1.8
Rental and hotel operating	17.9	4.6	32.1	7.7
Cost of real estate sold	3.9	5.1	13.5	7.0
Compensation and related	32.2	18.3	52.8	31.9
General and administrative	8.4	6.4	16.5	11.8
Depreciation and amortization	25.3	4.4	32.6	7.5
Total operating expenses	88.6	40.1	149.3	67.7
Income from unconsolidated investments, net of depreciation and amortization	31.0	14.8	33.8	16.9
Operating income	34.4	11.1	27.8	8.5
Non-operating income (expense)
Acquisition-related gains	86.0	—	170.3	9.5
Acquisition-related expenses	(7.6)	(0.5)	(11.6)	(0.5)
Interest expense-investment	(11.1)	(2.8)	(16.4)	(4.6)
Interest expense-corporate	(14.7)	(9.7)	(25.2)	(19.4)
Other income	2.1	0.1	2.9	0.4
Income (loss) before (provision for) benefit from income taxes	89.1	(1.8)	147.8	(6.1)
(Provision for) benefit from income taxes	(25.4)	0.5	(34.2)	2.2
Net income (loss)	63.7	(1.3)	113.6	(3.9)
Net (income) loss attributable to the noncontrolling interests	(25.3)	0.9	(62.7)	1.9
Preferred stock dividends and accretion of issuance costs	(2.1)	(2.1)	(4.1)	(4.1)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc common shareholders	$36.3	$(2.5)	$46.8	$(6.1)
Basic earnings per share
Income (loss) per basic	$0.39	$(0.03)	$0.51	$(0.09)
Weighted average shares outstanding for basic	89,140,498	70,976,247	88,645,002	66,432,823
Diluted earnings per share
Income (loss) per diluted	$0.38	$(0.03)	$0.50	$(0.09)
Weighted average shares outstanding for diluted	102,115,350	70,976,247	101,435,250	66,432,823
Dividends declared per common share	$0.09	$0.07	$0.18	$0.14

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss)	$63.7	$(1.3)	$113.6	$(3.9)
Non-GAAP adjustments:
Add back:
Depreciation and amortization	25.3	4.4	32.6	7.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	12.4	10.2	27.2	19.5
Share-based compensation	1.7	1.7	3.4	3.4
Consolidated Adjusted Net Income	103.1	15.0	176.8	26.5
Less:
Net (income) loss attributable to the noncontrolling interests, before depreciation and amortization(1)	(38.9)	(0.2)	(78.3)	0.2
Adjusted Net Income	$64.2	$14.8	$98.5	$26.7

Basic weighted average number of common shares outstanding	89,140,498	70,976,247	88,645,002	66,432,823
Basic Adjusted Net Income per share	$0.72	$0.21	$1.11	$0.40
(1) $13.6 million and $1.1 million of depreciation and amortization for the three months ended June 30, 2014 and 2013 and $15.6 million and $1.7 million for the six months ended June 30, 2014 and 2013

Kennedy-Wilson Holdings, Inc.
Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss)	$63.7	$(1.3)	$113.6	$(3.9)
Non-GAAP adjustments:
Add back:
Interest expense-investment	11.1	2.8	16.4	4.6
Interest expense-corporate	14.7	9.7	25.2	19.4
Kennedy Wilson's share of interest expense included in unconsolidated investments	9.5	10.1	20.5	20.7
Depreciation and amortization	25.3	4.4	32.6	7.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	12.4	10.2	27.2	19.5
Provision for (benefit from) income taxes	25.4	(0.5)	34.2	(2.2)
Consolidated EBITDA	162.1	35.4	269.7	65.6
Add back (less):
Share-based compensation	1.7	1.7	3.4	3.4
EBITDA attributable to noncontrolling interests(1)	(41.6)	(0.8)	(81.6)	(1.0)
Adjusted EBITDA	$122.2	$36.3	$191.5	$68.0
(1) $16.3 million and $1.7 million of depreciation, amortization and interest for the three months ended June 30, 2014 and 2013 and $18.9 million and $2.9 million for the six months ended June 30, 2014 and 2013

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts, warrants, and per share data)

	June 30, 2014	December 31, 2013
Market Data
Common stock price per share (1)	$26.82	$22.25
Common stock and convertible preferred stock:
Basic shares outstanding (1)	91,683,127	82,592,607
Shares of common stock underlying Series A mandatory convertible preferred (2)	8,058,018	8,058,018
Shares of common stock underlying Series B mandatory convertible preferred (3)	3,042,056	3,042,056
Total common stock and convertible preferred stock	102,783,201	93,692,681

Equity Market Capitalization	$2,756.6	$2,084.7

Corporate Debt (4)
Senior notes payable	705.0	405.0
Junior subordinated debentures	40.0	40.0
Total corporate debt	745.0	445.0
Noncontrolling interest	1,818.2	50.6
Total Capitalization	5,319.8	2,580.3
Less: cash and cash equivalents	(642.3)	(178.2)
Total Enterprise Value	$4,677.5	$2,402.1
Shares of common stock underlying warrants outstanding (5)	2,710,742	2,710,742

(1) Basic share count and common stock share price per share as of June 30, 2014 and December 31, 2013. As of August 5, 2014, the common stock price per share was $23.78.
(2) $100 million of Series A mandatory convertible preferred with a mandatory conversion date of May 19, 2015 and a conversion rate of $12.41 per share.
(3) $32.5 million of Series B mandatory convertible preferred with a mandatory conversion date of November 3, 2018 and a conversion rate of $10.70 per share.
(4) Excludes $1,528.7 million and $401.8 million of consolidated property level debt for the period ended June 30, 2014 and December 31, 2013, respectively.
(5) The warrants carry an exercise price of $12.50 and expire on November 14, 2014.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment
(Unaudited)
(Dollars in millions)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Investments
Revenue	$53.0	$16.9	$91.2	$26.2
Operating expenses	(64.3)	(23.1)	(107.7)	(38.8)
Income from unconsolidated investments, net of depreciation and amortization	29.9	14.8	31.7	16.9
Operating income	18.6	8.6	15.2	4.3
Other non-operating income	69.5	(3.7)	145.2	3.6
Net income	88.1	4.9	160.4	7.9
Add back (less):
Interest expense - investment	11.1	2.8	16.4	4.6
Kennedy Wilson's share of interest expense included in unconsolidated investments	8.8	10.1	19.5	20.7
Depreciation and amortization	25.3	4.4	32.6	7.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	11.8	10.2	25.9	19.5
EBITDA attributable to noncontrolling interests (1)	(41.6)	(0.8)	(81.6)	(1.0)
Fees eliminated in consolidation	(6.1)	(0.7)	(7.7)	(1.6)
Adjusted EBITDA	$97.4	$30.9	$165.5	$57.6
(1)$16.3 million and $1.7 million of depreciation, amortization and interest for the three months ended June 30, 2014 and 2013 and $18.9 million and $2.9 million for the six months ended June 30, 2014 and 2013

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Services
Revenue	$39.0	$19.5	$52.1	$33.1
Operating expenses	(14.7)	(9.9)	(25.9)	(18.2)
Operating income	24.3	9.6	26.2	14.9
Income from unconsolidated investments, net of depreciation and amortization	1.1	—	2.1	—
Net income	25.4	9.6	28.3	14.9
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.6	—	1.0	—
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.6	—	1.3	—
Fees eliminated in consolidation	6.1	0.7	7.7	1.6
Adjusted EBITDA	$32.7	$10.3	$38.3	$16.5

Kennedy-Wilson Holdings, Inc.
Investment Account
(Unaudited)
(Dollars in millions)

June 30, 2014
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $57.5	$3,610.9
Loans	402.3
Investment debt	(1,528.7)
Cash held by consolidated investments	292.8
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $72.9	577.2
Other(2)	(21.5)
Consolidated investment account	3,333.0
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $16.1	(1,834.3)
Investment account	$1,498.7
(1) Excludes $27.9 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other liabilities of consolidated investments.

Investment Account Detail at June 30, 2014

	Commercial	Multifamily	Loans Secured by Real Estate	Residential, Hotel, and Other	Total
Western U.S.	$236.4	$300.1	$84.2	$171.1	$791.8
Japan	4.3	93.2	—	0.4	97.9
United Kingdom	220.9	—	48.5	—	269.4
Ireland	85.6	81.4	79.1	25.2	271.3
Subtotal	$547.2	$474.7	$211.8	$196.7	$1,430.4
KW share of cash held by consolidated investments					68.3
Total					$1,498.7

								Loans Secured by
	Commercial			Multifamily				Real Estate		Residential, Hotel, and Other
	Properties	Rentable Sq. Ft.		Units	Properties	Rentable Sq. Ft.		Current UPB	# of Loans	Acres	Units	Lots	Hotel Rooms	# of Inv.
Western U.S.	35	5,367,105		14,795	42	12,976,482		$99.2	15	3,496	16	652	363	19
Japan	1	9,633		2,410	50	936,000		—	—	—	—	—	—	1
United Kingdom	76	8,458,924	(1)	—	—	—		670.7	29	—	—	—	—	—
Ireland	16	903,826	(1)	1,128	6	952,080	(2)	657.0	91	12	—	—	—	2
Total	128	14,739,488		18,333	98	14,864,562		$1,426.9	135	3,508	16	652	363	22

(1) Includes 72 properties comprising 5.6 million rentable square feet from our investment in LSE:KWE
(2) Includes 2 properties comprising 353 units and 0.3 million rentable square feet from our investment in LSE:KWE

Kennedy-Wilson Holdings, Inc.
Investment Account
(Unaudited)
(Dollars in millions)

December 31, 2013
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $26.3	$714.4
Loans	56.8
Investment debt	(401.8)
Cash held by consolidated investments	8.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $106.0	865.2
Other(2)	4.0
Consolidated investment account	1,246.6
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $4.5	(55.1)
Investment account	$1,191.5
(1) Excludes $26.9 million related to our investment in a servicing platform in Spain.
(2) Includes marketable securities which are part of other assets.

Investment Account Detail at December 31, 2013

	Commercial	Multifamily	Loans Secured by Real Estate	Residential and Other	Total
Western U.S.	$252.0	$277.8	$112.5	$150.9	$793.2
Japan	4.5	91.4	—	0.4	96.3
United Kingdom	108.4	—	27.3	—	135.7
Ireland	102.1	51.4	8.3	—	161.8
Subtotal	$467.0	$420.6	$148.1	$151.3	$1,187.0
KW share of cash held by consolidated investments					4.5
Total					$1,191.5

	Commercial		Multifamily			Loans Secured by Real Estate		Residential and Other
	Properties	Rentable Sq. Ft	Units	Properties	Rentable Sq. Ft.	Current UPB	# of Loans	Acres	Units	Lots	Hotel Rooms.	# of Inv.
Western U.S.	33	5,058,318	14,196	40	12,503,216	$154.0	20	3,461	26	808	170	23
Japan	1	9,633	2,410	50	936,000	—	—	—	—	—	—	1
United Kingdom	34	4,062,116	—	—	—	538.7	27	—	—	—	—	—
Ireland	17	900,297	749	3	606,711	367.6	100	—	—	—	—	—
Total	85	10,030,364	17,355	93	14,045,927	$1,060.3	147	3,461	26	808	170	24

Investment Level Estimated Balance Sheet
(Unaudited)
(Dollars in millions)

The following estimated investment level balance sheet represents the estimated combined balance sheets of consolidated investments and investments in which Kennedy Wilson has an ownership interest (1):

	June 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$368.7	$126.5
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	6,932.3	5,382.9
Loans	589.4	358.8
Other assets	437.3	361.7
Total assets	$8,327.7	$6,229.9
Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	304.2	170.8
Investment debt	3,614.4	3,320.7
Total liabilities	3,918.6	3,491.5
Equity
Total equity	4,409.1	2,738.4
Total liabilities and equity	$8,327.7	$6,229.9
(1) The Company has an approximate 34% ownership in our $8.3 billion investment portfolio as of June 30, 2014.

Investment Level Estimated Income Statement
(Unaudited)
(Dollars in millions)

The following estimated investment level income statement represents the estimated combined income statements of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue
Rental and hotel	$149.7	$94.8	$300.6	$187.3
Sale of real estate	51.4	54.7	92.0	64.4
Loans and other	17.8	27.1	37.8	52.1
Total revenue	218.9	176.6	430.4	303.8

Operating expenses
Rental and hotel operating and other	69.0	42.7	131.3	83.3
Cost of real estate sold	35.0	46.3	68.1	52.9
Depreciation and amortization	61.5	30.2	108.4	58.4
Total operating expenses	165.5	119.2	307.8	194.6

Net operating income	53.4	57.4	122.6	109.2

Non-operating income (expense)
Interest expense	(42.4)	(28.1)	(80.8)	(58.2)
Other non-operating expenses	(5.9)	(19.6)	(17.8)	(25.2)
Acquisition related expenses	(7.6)	—	(12.7)	—
Acquisition related gain	86.1	30.1	170.3	30.1
Net income	$83.6	$39.8	$181.6	$55.9

Kennedy-Wilson Holdings, Inc.
Investment Summary: Real Estate
(Unaudited)
(Dollars in millions)

Multifamily
				Net Operating Income (NOI)
	# of Properties	# of Units	Occupancy (1)	YTD Annualized (2)	Debt (3)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	42	14,795	94.2%	$148.9	$1,660.9	38.2%	$300.1
Japan (4)	50	2,410	95.5	23.8	283.7	40.8	93.2
Ireland (4)	6	1,128	96.3	18.4	200.6	39.6	81.4
Total	98	18,333	94.5%	$191.1	$2,145.2	38.7%	$474.7

Commercial
				Net Operating Income (NOI)
	# of Properties	Rentable Sq. Ft.	Occupancy (1)	YTD Annualized (2)	Debt (5)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	35	5,367,105	79.3%	$50.6	$626.1	52.5%	$236.4
Japan (4)	1	9,633	100.0	0.4	2.4	82.0	4.3
United Kingdom(4)	76	8,458,924	87.0	119.3	371.1	44.9	220.9
Ireland (4)	16	903,826	98.1	40.0	347.0	33.3	85.6
Total	128	14,739,488	84.9%	$210.3	$1,346.6	44.6%	$547.2

Residential, Hotel, and Other
	# of Investments	ResidentialUnits	Total Acres	Residential Lots	Hotel Rooms	Pre-Promote Ownership%	KW Investment Account(1)
Western U.S.	19	16	3,496	652	363	68.2%	$171.1
Japan	1	—	—	—	—	100.0%	0.4
Ireland	2	—	12	—		50.0%	25.2
Total	22	16	3,508	652	363	65.9%	$196.7

(1) As of June 30, 2014
(2) Represents NOI for the three months ended June 30, 2014 on an annualized basis.
(3) Debt represents 100% debt balance against properties as of June 30, 2014.
(4) Estimated foreign exchange rates are ¥101 = $1 USD, £0.59 = $1 USD and €0.73 = $1 USD, related to NOI and debt.
(5) Debt represents 100% debt balance against properties as of June 30, 2014.

Kennedy-Wilson Holdings, Inc.
Investment Summary: Discounted Loan Purchases and Loan Originations
(Unaudited)
(Dollars in millions)

Discounted Loan Purchases

	Initial # of Loans (1)	Initial UPB (2)	# of Unresolved Loans	Total Collections	Current UPB(6)	Pre-Promote KW Share of Current UPB (net of venture-level debt) (5)	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	9	$77.1	4	$47.2	$36.6	$22.8	$—	62.4%	$21.6
United Kingdom (4)	58	1,309.8	29	836.6	670.7	85.1	—	11.3	48.5
Ireland (4)	154	803.8	91	82.7	657.0	263.2	82.5	52.6	79.1
Total	221	$2,190.7	124	$966.5	$1,364.3	$371.1	$82.5	32.6%	$149.2

Loan Originations

	# of Loans	Current UPB(6)	WAV Interest Rate	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	11	$62.6	10.3%	$—	100.0%	$62.6
Total	11	$62.6	10.3%	$—	100.0%	$62.6

(1) Represents total number of loans at initial acquisition of respective pools.
(2) Unpaid Principal Balance.
(3) Venture-level debt represents 100% debt balance against loans as of June 30, 2014.
(4) Estimated foreign exchange rate is £0.59 = $1 USD and €0.73 = $1 USD.
(5) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.
(6) As of June 30, 2014.

Kennedy-Wilson Holdings, Inc.
Investment Level Same Property Analysis
(Unaudited)
(Dollars in millions)

Multifamily by Region

Three Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	11,339	94.6%	95.0%	(0.4)%	$46.2	$43.0	7.4%	$29.5	$27.1	8.9%
Japan	2,410	96.0	95.4	0.7	7.7	7.5	2.4	6.0	5.4	11.6
Ireland	329	98.7	97.8	1.0	2.2	1.8	18.8	1.8	1.3	36.0
Same Property Total	14,078	94.9%	95.1%	(0.2)%	$56.1	$52.3	7.1%	$37.3	$33.8	10.4%

Six Months Ended June 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	11,339	94.5%	94.7%	(0.2)%	$91.2	$85.1	7.1%	$58.0	$53.2	9.0%
Japan	2,410	95.7	95.5	0.2	15.3	14.8	3.4	11.9	10.9	9.2
Ireland	329	98.7	97.8	1.0	4.3	3.7	15.6	3.4	2.8	24.9
Same Property Total	14,078	94.8%	94.9%	(0.1)%	$110.8	$103.6	6.9%	$73.3	$66.9	9.7%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

Kennedy-Wilson Holdings, Inc.
Investment Level Same Property Analysis
(Unaudited)
(Dollars in millions)

Commercial by Region

Three Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	4,149,538	84.0%	83.7%	0.3%	$23.0	$22.4	2.7%	$12.3	$12.3	(0.2)%
Japan	9,633	100.0	100.0	—	0.1	0.1	—	0.1	0.1	7.7
United Kingdom	333,480	92.9	92.9	—	0.6	0.6	12.0	0.6	0.6	5.2
Ireland	45,105	100.0	100.0	—	0.8	0.8	6.7	1.0	0.7	37.9
Same Property Total	4,537,756	84.8%	84.6%	0.3%	$24.5	$23.9	3.1%	$14.0	$13.7	2.1%

Six Months Ended June 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	4,149,538	84.3%	83.1%	1.5%	$45.8	$44.2	3.8%	$24.6	$24.4	0.7%
Japan	9,633	100.0	100.0	—	0.2	0.2	—	0.2	0.2	1.9
Ireland	45,105	100.0	100.0	—	1.7	1.6	5.5	1.6	1.4	16.0
Same Property Total	4,204,276	84.5%	83.3%	1.5%	$47.7	$46.0	3.8%	$26.4	$26.0	1.5%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

Kennedy-Wilson Holdings, Inc.
Debt Schedule
(Unaudited)
(Dollars in millions)

	Investment Level			Corporate		KW Share
Maturity	Consolidated	Unconsolidated Debt	KW Share of Consolidated and Unconsolidated Debt	Unsecured Debt
2014	$33.2	$116.3	$84.8	$—		$84.8
2015	129.7	154.6	133.7	—		133.7
2016	64.5	236.3	137.6	—		137.6
2017	216.2	415.6	294.1	—		294.1
2018	354.2	400.1	228.5	—		228.5
2019	178.0	208.0	156.7	350.0	(1)	506.7
2020	224.5	49.0	178.9	—		178.9
2021	200.3	29.0	144.3	—		144.3
2022	24.8	204.7	72.2	—		72.2
2023	77.9	102.6	91.6	—		91.6
Thereafter	25.4	169.5	32.2	395.0	(2)	427.2
Total	$1,528.7	$2,085.7	$1,554.6	$745.0		$2,299.6

(1) Represents principal balance of senior notes.
(2) Represents principal balance of senior notes including $40 million of junior subordinated debentures.

Weighted average interest rate (KW Share): 5.1%

Weighted average remaining maturity in years (KW Share): 6.2 years

Kennedy Wilson has exposure to fixed and floating rate debt through its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated asset level debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Asset Level Debt (3)
Asset Level Debt	$1,935.6	$1,068.8	$610.0	$3,614.4

(3) Represents $1,528.7 million of consolidated asset level debt and $2,085.7 million of unconsolidated asset level debt. 98% of such asset level debt is non-recourse to the Company.